Exhibit 99.5

JOINT FILING AGREEMENT

Each party hereto hereby agrees as follows:

(i)	In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, such party agrees to the joint filing, on behalf of each of them, of any Statements on Schedule 13D or Schedule 13G, as applicable (including any amendment, restatement, supplement and/or exhibit thereto), with the U.S. Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with such exchange), with regard to the securities of Sears Canada Inc., and further agrees to the filing, furnishing and/or incorporating by reference of this agreement as an Exhibit to any such joint filings;

(ii)	Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effecting as of the date set forth below.

Date: August 22, 2014	NIGHTINGALE ONSHORE HOLDINGS L.P.

By: Nightingale GP LLC, its general partner

	By:	/s/ Franz-Ferdinand Buerstedde
	Name:	Franz-Ferdinand Buerstedde
	Title:	Manager

NIGHTINGALE OFFSHORE HOLDING L.P.

By: Nightingale GP LLC, its general partner

	By:	/s/ Franz-Ferdinand Buerstedde
	Name:	Franz-Ferdinand Buerstedde
	Title:	Manager

NIGHTINGALE GP LLC

	By:	/s/ Franz-Ferdinand Buerstedde
	Name:	Franz-Ferdinand Buerstedde
	Title:	Manager

RHÔNE CAPITAL IV L.P.

By: Rhône Holdings IV L.L.C., its general partner

	By:	/s/ Franz-Ferdinand Buerstedde
	Name:	Franz-Ferdinand Buerstedde
	Title:	Authorized Signatory

(Page 26 of [—] Pages)

RHÔNE HOLDINGS IV L.L.C.

By:	/s/ Franz-Ferdinand Buerstedde
Name:	Franz-Ferdinand Buerstedde
Title:	Authorized Signatory

RHÔNE CAPITAL L.L.C.

By:	/s/ Franz-Ferdinand Buerstedde
Name:	Franz-Ferdinand Buerstedde
Title:	Manager

[Signature Page to Joint Filing Agreement]